MEDITRUST CORPORATION

            197 First Avenue, Suite 300, Needham, Massachusetts 02194


     The undersigned hereby appoints David F. Benson and Michael S. Benjamin, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting of Shareholders of
Meditrust Corporation to be held on      , 1998 and at any adjournment or
postponement thereof with all power which the undersigned would possess if personally present, and to vote all shares of common stock of Meditrust Corporation which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Special Meeting in accordance with the following instructions and with discretionary authority on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. All previously dated proxies are hereby revoked.


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND, IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL SET FORTH BELOW.


(1) Approval and adoption of the Agreement and Plan of Merger dated as of January 3, 1998 by and among the Meditrust Corporation, Meditrust Operating Company and La Quinta Inns, Inc.

    [ ] FOR       [ ] AGAINST       [ ] ABSTAIN


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                           (Continued from other side)


[ ] Check here for address change             [ ] Check here if you plan to
    and note change below                         attend the meeting


New address:
             ------------------------------------------------------------------
               (Please complete, date, sign and mail in the enclosed envelope)



                                             (Signature should be the same as
                                             the name printed on your stock
                                             certificate. Executors,
                                             administrators, trustees,
                                             guardians, attorneys, and officers
                                             of the corporation should add their
                                             titles when signing.)

                                             Signature ________________________

                                             Date _______________________, 1998

                                             Signature ________________________

                                             Date _______________________, 1998